UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2016 (March 2, 2016)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2010, Chembio Diagnostics, Inc. (the "Company") entered into a Rights Agreement dated as of March 8, 2010 (the "Rights Agreement") between the Company and Action Stock Transfer Corp., as Rights Agent.  The description of the material terms of the Rights Agreement and the rights to be issued pursuant thereto, and the Rights Agreement itself, are incorporated herein by reference to Company's Form 8-A Registration Statement filed with the SEC on March 8, 2016, and Exhibit 4.1 thereto, respectively.

Item 3.03 Material Modifications to Rights of Security Holders.

On March 2, 2016, the Board of Directors of the Company declared a dividend of one Preferred Share Purchase Right (a "Right") for each outstanding share of common stock, par value $0.01 per share, of the Company.  The description and terms of the Rights are set forth in the Rights Agreement. Please refer to Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 8, 2016                                                                                                  Chembio Diagnostics, Inc.

By:    /s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer